 Exhibit 10.2

ESSEX PROPERTY TRUST, INC.

Executive Severance Plan
as Amended and Restated Effective December 31, 2008

1.             Purpose.  Essex Property Trust, Inc. (the “Company”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel.  The Board of Directors of the Company (the “Board”) recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.  Therefore, the Board has determined that the Essex Property Trust, Inc. Executive Severance Plan (the “Plan”) should be adopted to reinforce and encourage the continued attention and dedication of the President, Chief Financial Officer, any Executive Vice President, any Senior Vice President and any Vice President with ten (10) or more years of service with the Company (each, a “Covered Employee”; collectively, the “Covered Employees”), to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.  Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company or any of its subsidiaries or affiliates (together with the Company, the “Employers”), the Covered Employee shall not have any right to be retained in the employ of the Employers.  The Plan has been amended and restated, effective as of December 31, 2008, in order to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder, as amended (the “Code”).

2.             Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence of any one of the following events:

(a)           Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of any of the Employers), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company); or

(b)           persons who, as of July 1, 2000, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board (rounded up to the next whole number), provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of a majority of the Incumbent Directors; provided, however, that any person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c)           the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, “beneficially own” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (a)) to 30 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 30 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (a).

3.             Effect of a Change in Control.  Upon a Change in Control, all loans to Covered Employees in connection with transactions in shares of common stock of the Company, or securities convertible into common stock, shall be forgiven.  All stock options granted to Covered Employees to purchase shares of common stock of the Company shall become fully exercisable and shall remain outstanding for the remainder of their original terms, regardless of any subsequent termination of employment of the Covered Employees.  Notwithstanding the foregoing, in the event of any corporate merger that constitutes a Change in Control, if the stock options are terminated without being assumed by the successor to the Company, the Covered Employees shall receive payment equal to the value of the cancelled stock options no later than 10 days after the Change in Control.  The value of such stock options (based on acceptable option valuation methodology) shall be determined by a financial advisor selected by the Company and approved by a majority of the Covered Employees whose approval shall not be unreasonably withheld.

4.             Terminating Event.  A “Terminating Event” shall mean the termination of employment of a Covered Employee in connection with any of the events provided in this Section 4 occurring within 12 months following a Change in Control:

(a)           termination by the Employers of the employment of the Covered Employee with the Employers for any reason other than for Cause or the death or disability (as determined under the Employers’ then existing long-term disability coverage) of such Covered Employee.  “Cause” shall mean, and shall be limited to, the occurrence of any one or more of the following events:

(i)           a willful act of dishonesty by the Covered Employee with respect to any matter involving any of the Employers; or

(ii)           conviction of the Covered Employee of a crime involving moral turpitude; or

(iii)           the deliberate or willful failure by the Covered Employee (other than by reason of the Covered Employee’s physical or mental illness, incapacity or disability) to substantially perform the Covered Employee’s duties with the Employers and the continuation of such failure for a period of 30 days after delivery by the Employers to the Covered Employee of written notice specifying the scope and nature of such failure and their intention to terminate the Covered Employee for Cause.

A Terminating Event shall not be deemed to have occurred pursuant to this Section 4(a) solely as a result of the Covered Employee being an employee of any direct or indirect successor to the business or assets of either of the Employers, rather than continuing as an employee of the Employers following a Change in Control.  For purposes of clauses (i) and (iii) of this Section 4(a), no act, or failure to act, on the Covered Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Covered Employee without reasonable belief that the Covered Employee’s act, or failure to act, was in the best interest of the Employers; or

(b)           termination by the Covered Employee of the Covered Employee’s employment with the Employers for Good Reason.  “Good Reason” shall mean the occurrence of any of the following events:

(i)           a substantial adverse change in the nature or scope of the Covered Employee’s responsibilities, authorities, title, powers, functions, or duties from the responsibilities, authorities, powers, functions, or duties exercised by the Covered Employee immediately prior to the Change in Control; or

(ii)           a reduction in the Covered Employee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all or substantially all management employees; or

(iii)           the relocation of the Employers’ offices at which the Covered Employee is principally employed immediately prior to the date of a Change in Control to a location more than 30 miles from such offices, or the requirement by the Employers for the Covered Employee to be based anywhere other than the Employers’ offices at such location, except for required travel on the Employers’ business to an extent substantially consistent with the Covered Employee’s business travel obligations immediately prior to the Change in Control; or

(iv)           the failure by the Employers to pay to the Covered Employee any portion of his compensation or to pay to the Covered Employee any portion of an installment of deferred compensation under any deferred compensation program of the Employers within 15 days of the date such compensation is due without prior written consent of the Covered Employee; or

(v)           the failure by the Employers to obtain an effective agreement from any successor to assume and agree to perform this Agreement.

Notwithstanding the foregoing to the contrary, none of the circumstances described above will constitute Good Reason unless the Covered Employee has provided written notice to the Company that such circumstances exist within ninety (90) days of the Covered Employee’s learning of such circumstances and the Company has failed to cure such circumstances within thirty (30) days following its receipt of such notice; and provided further, that the Covered Employee did not previously consent in writing to the action leading to his or her claim of resignation for Good Reason.

5.             Special Termination Benefits.  In the event a Terminating Event occurs within 12 months after a Change in Control with respect to a Covered Employee,

(a)           the Employers shall pay to the Covered Employee an amount equal to the sum of the following:

(i)           two (2) times the amount of the current annual base salary of the Covered Employee, determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan; and

(ii)           two (2) times the amount of the Covered Employee’s targeted annual bonus.

Said amount shall be paid in one lump sum payment no later than 31 days following the Date of Termination (as such term is defined in Section 8(b)); and

(b)           the Employers shall continue to provide health, dental and life insurance to the Covered Employee, on the same terms and conditions as though the Covered Employee had remained an active employee, for 24 months after the Terminating Event; and

(c)           the Employers shall pay to the Covered Employee all reasonable legal and mediation fees and expenses incurred by the Covered Employee in obtaining or enforcing any right or benefit provided by this Plan, except in cases involving frivolous or bad faith litigation initiated by the Covered Employee, provided, however, that all such reimbursements must be made no later than the last day of the third calendar year that begins after the Date of Termination.

Notwithstanding the foregoing, the special termination benefits required by Section 4(a) shall be offset by any severance amount paid or payable to the Covered Employee by the Employers under the terms of any employment agreement or other plan.  Further, notwithstanding anything in the Plan to the contrary, no amount payable under this Plan that is non-qualified deferred compensation subject to Code section 409A, as determined in the sole discretion of the Company, shall be paid unless the Covered Employee experiences a “separation from service” within the meaning of Code section 409A (a “Separation from Service”), and, if the Covered Employee is a “specified employee” within the meaning of Code section 409A as of the date of the Separation from Service (as determined in accordance with Code section 409A unless otherwise modified by the Company in its written procedures to determine and identify specified employees in effect on the Date of Termination), shall instead by paid or provided to the Covered Employee on the earlier of first business day after the date that (i) is six months following the Covered Employee’s Separation from Service or (ii) of the Covered Employee’s death, to the extent such delayed payment is required to avoid a prohibited distribution under Code section 409A(a)(2), or any successor provision thereof.

6.             Additional Benefits.

(a)           Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any compensation payment or distribution by the Employers to or for the benefit of the Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by the Covered Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Covered Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) such that the net amount retained by the Covered Employee, after deduction of any Excise Tax on the Severance Payments, any Federal, state, and local income tax, employment tax and Excise Tax upon the payment provided by this subsection, and any interest and/or penalties assessed with respect to such Excise Tax and not after the deduction of any other taxes or amounts, shall be equal to the Severance Payments.  (The Gross-Up Payment is not intended to compensate the Covered Employee for any income taxes payable with respect to the Severance Payments.)

(b)           Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by KPMG or any other nationally recognized accounting firm selected by the Employers (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Employers and the Covered Employee within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Employers or the Covered Employee.  For purposes of determining the amount of the Gross-Up Payment, the Covered Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Covered Employee’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  The initial Gross-Up Payment, if any, as determined pursuant to this Section 6(b), shall be paid to the Covered Employee within five days of the receipt of the Accounting Firm’s determination.  If the Accounting Firm determines that no Excise Tax is payable by the Covered Employee, the Employers shall furnish the Covered Employee with an opinion of counsel that failure to report the Excise Tax on the Covered Employee’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty.  Any determination by the Accounting Firm shall be binding upon the Employers and the Covered Employee.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Employers should have been made (an “Underpayment”).  In the event that the Employers exhaust their remedies pursuant to Section 6(c) and the Covered Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by the Covered Employee in connection with the proceedings described in Section 6(c), shall be promptly paid by the Employers to or for the benefit of the Covered Employee.

(c)           The Covered Employee shall notify the Employers in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employers of the Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than 10 business days after the Covered Employee knows of such claim and shall apprise the Employers of the nature of such claim and the date on which such claim is requested to be paid.  The Covered Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Employers (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Employers notify the Covered Employee in writing prior to the expiration of such period that they desire to contest such claim, provided that the Employers have set aside adequate reserves to cover the Underpayment and any interest and penalties thereon that may accrue, the Covered Employee shall:

(i)           give the Employers any information reasonably requested by the Employers relating to such claim,

(ii)           take such action in connection with contesting such claim as the Employers shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Employers,

(iii)           cooperate with the Employers in good faith in order effectively to contest such claim, and

(iv)           permit the Employers to participate in any proceedings relating to such claim; provided, however, that the Employers shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Covered Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.  Without limitation on the foregoing provisions of this Section 6(c), the Employers shall control all proceedings taken in connection with such contest and, at their sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at their sole option, either direct the Covered Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Covered Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employers shall determine; provided, however, that if the Employers direct the Covered Employee to pay such claim and sue for a refund, the Employers shall advance the amount of such payment to the Covered Employee on an interest-free basis and shall indemnify and hold the Covered Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Covered Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Employers’ control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Covered Employee shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

(d)           If, after the receipt by the Covered Employee of an amount advanced by the Employers pursuant to Section 6(c), the Covered Employee becomes entitled to receive any refund with respect to such claim, the Covered Employee shall (subject to the Employers’ complying with the requirements of Section 6(c)) promptly pay to the Employers the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Covered Employee of an amount advanced by the Employers pursuant to Section 6(c), a determination is made that the Covered Employee shall not be entitled to any refund with respect to such claim and the Employers do not notify the Covered Employee in writing of their intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(e)           Notwithstanding anything in the Plan to the contrary, any Gross-Up Payment must be made within the time required under Treas. Reg. Section 1.409A-3(i)(1)(v).

7.             Withholding.  All payments made by the Employers under this Plan shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

8.             Notice and Date of Termination; Disputes; Etc.

(a)           Notice of Termination.  Within 12 months after a Change in Control, any purported termination of a Covered Employee’s employment (other than by reason of death) shall be communicated by written Notice of Termination from the Employers to the Covered Employee or vice versa in accordance with this Section 8.  For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and the Date of Termination.  Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Covered Employee and an opportunity for the Covered Employee, accompanied by the Covered Employee’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in Section 4(a) hereof.

(b)           Date of Termination.  “Date of Termination,” with respect to any purported termination of a Covered Employee’s employment within 12 months after a Change in Control, shall mean the date specified in the Notice of Termination.  In the case of a termination by the Employers other than a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given.  In the case of a termination by a Covered Employee, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given.  Notwithstanding Section 4(a) of this Plan, in the event that a Covered Employee gives a Notice of Termination to the Employers, the Employers may unilaterally accelerate the Date of Termination and such acceleration shall not result in a second Terminating Event for purposes of Section 4(a) of this Plan.

(c)           No Mitigation.  The Covered Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Covered Employee by the Employers under this Plan.  Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Employee to the Employers, or otherwise.

(d)           Mediation of Disputes.  The parties shall endeavor in good faith to settle within 90 days any controversy or claim arising out of or relating to this Plan or the breach thereof through mediation with JAMS, Endispute or similar organizations.  If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

9.             Benefits and Burdens.  This Plan shall inure to the benefit of and be binding upon the Employers and the Covered Employees, their respective successors, executors, administrators, heirs and permitted assigns.  In the event of a Covered Employee’s death after a Terminating Event but prior to the completion by the Employers of all payments due him under this Plan, the Employers shall continue such payments to the Covered Employee’s beneficiary designated in writing to the Employers prior to his death (or to his estate, if the Covered Employee fails to make such designation).

10.           Enforceability.  If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

11.           Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12.           Notices.  Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Employee at the last address the Covered Employee has filed in writing with the Employers, or to the Employers at their main office, attention of the Board of Directors.

13.           Effect on Other Plans.  Nothing in this Plan shall be construed to limit the rights of the Covered Employees under the Employers’ benefit plans, programs or policies.

14.           Amendment or Termination of Plan.

(a)           General.  The Company may amend or terminate this Plan at any time or from time to time; provided, however, that no such amendment shall, without the consent of the Covered Employees, in any material adverse way affect the rights of the Covered Employees, and no termination shall be made without the written consent of the Covered Employees.

(b)           Code Section 409A.  It is intended that this Plan shall be exempt from or comply with the provisions of Code section 409A.  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan to ensure that all payments are made in a manner that complies with Code section 409A (including, without limitation, the avoidance of penalties thereunder) to the extent permitted under Code section 409A provided however, that the Company makes no representations that the payments will be exempt from any penalties that may apply under Code section 409A and makes no undertaking to preclude Code section 409A from applying to this Plan.

15.           Governing Law.  This Plan shall be construed under and be governed in all respects by the laws of the State of California.

16.           Obligations of Successors.  In addition to any obligations imposed by law upon any successor to the Employers, the Employers will use their best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform if no such succession had taken place.